Exhibit 5.10

February 27, 2015

LifePoint Hospitals, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Re:                             Form S-3 Registration Statement

Ladies and Gentlemen:

We have been retained as local counsel for Kentucky (“State”) and have been requested to provide an opinion of counsel under State law with reference to the entities organized or incorporated under State law which are listed on the attached Schedule A (individually, a “Guarantor” and collectively, the “Guarantors”) in connection with the Guarantors’ guarantees (“Debt Guarantees”) of debt securities (“Debt Securities”) to be issued by LifePoint Hospitals, Inc. (“Company”), pursuant to (i) a form of senior notes indenture (“Senior Notes Indenture”) between the Company and the trustee party thereto, or (ii) a form of subordinated notes indenture (“Subordinated Notes Indenture”, and together with the Senior Notes Indenture the “Indentures” and each an “Indenture”) between the Company and the trustee party thereto, which were filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s registration statement on Form S-3 (“Registration Statement”) on February 27, 2015.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Notes Indenture, as amended, supplemented, waived, or otherwise modified from time to time.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)                                 the form of Senior Notes Indenture;

(b)                                 the form of Subordinated Notes Indenture;

(c)                                  the “Action by Unanimous Written Consent in Lieu of Meeting of the Board of each of the Corporations Listed on Annex I Hereto on February 25, 2015” (the “Corporation Resolutions”);

(d)                                 the “Action by Unanimous Written Consent in Lieu of Meeting of the Members of each of the Limited Liability Companies Listed on Annex I Hereto on February 25, 2015” (the “LLC Resolutions” which, together with the Corporation Resolutions, shall be the “Resolutions”);

(e)                                  the Articles of Incorporation of Kentucky Physician Services, Inc. filed with the Kentucky Secretary of State (“Secretary”) on August 26, 1998;

(f)                                   the Bylaws of Kentucky Physician Services, Inc.;

(g)                                  the Articles of Organization of Buffalo Trace Radiation Oncology Associates, LLC filed with the Secretary on August 26, 1998; and

(h)                                 the Operating Agreement of Buffalo Trace Radiation Oncology Associates, LLC dated November 15, 1995, as amended on or about April 2005 (collectively, with the Documents referenced in paragraphs (e) through (g), the “Governance Documents”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.  We have also reviewed and relied upon such certificates of each applicable Guarantor as to factual matters, certificates of public officials and other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions set forth below.

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals, and (c) the due authorization, execution and delivery of all Documents by all appropriate parties and the validity and binding effect thereof.

We express no opinion to the extent that any Documents may be impacted by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (ii) the exercise of judicial discretion or general principles of equity, whether considered in a proceeding at law or in equity, or public policy, including applicable securities law; (iii) restrictions on the assignment of benefits payable under any governmental health care program; (iv) standards relating to privacy and confidentiality of patient information; and/or (v) standards relating to fraud and forgery.

As to factual matters, we have relied upon warranties and representations made by each applicable Guarantor that are included in the Documents and certificates of officers of each applicable Guarantor.  Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of each applicable Guarantor in this transaction without independent investigation.

Subject to the foregoing assumptions, we are of the opinion that:

1.              Based solely on the certificates of good standing, fact or existence received relating to each of the respective Guarantors, as of the date of such certificates, each of the Guarantors has been incorporated or organized (as the case may be) under the laws of the State, and each Guarantor’s status is active;

2.              Each of the Guarantors has the requisite power and capacity to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees; and

3.              The Debt Guarantees, upon being duly authorized by all necessary corporate or limited liability company action (as the case may be), executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate or limited liability company (as the case may be) law purposes by each Guarantor.

Our opinions in paragraph 2 and paragraph 3 are limited to our review of State business corporation law as in effect on the date hereof.  We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.  To the extent the laws of any other state or nation apply with respect to any of the transactions contemplated herein, we have assumed that the laws of such other state or nation are the same as the laws of the States in all applicable respects.  We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the State exercising customary professional diligence would reasonably recognize as being directly applicable to each applicable Guarantor and Documents or any of them. We express no opinion as to (i) the enforceability of the Indentures except to opine as to the authority of the Guarantors to enter into such document, as specifically provided herein; or (ii) the application of federal or state securities law to the transactions contemplated in the Indentures and the Registration Statement.

In rendering the opinions set forth above, we have advised you only as to such knowledge as we have obtained from (a) the certificates of each applicable Guarantor; and (b) inquiries of officers and employees of each applicable Guarantor.  Except to the extent otherwise expressly set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon any Guarantor, nor have we undertaken to review our internal files or any files of any Guarantor, relating to transactions to which any Guarantor may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any other officers, partners or any employees of any Guarantor.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement.  Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement under the heading “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ HANCOCK, DANIEL, JOHNSON & NAGLE, P.C.

Schedule A

Guarantors

Guarantors validly existing under the laws of the Commonwealth of Kentucky:

Kentucky Physician Services, Inc.

Buffalo Trace Radiation Oncology Associates, LLC